Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Dreyfus Investment Funds:

We consent to the use of our report, dated November 28, 2012, for Dreyfus/Newton International Equity Fund, Dreyfus/Standish Intermediate Tax Exempt Bond Fund, Dreyfus/The Boston Company Small Cap Growth Fund, and Dreyfus/The Boston Company Small/Mid Cap Growth Fund, each a series of Dreyfus Investment Funds (collectively the “Funds”), incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

KPMG LLP/s/

June 26, 2013

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Dreyfus Investment Funds:

We consent to the use of our report, dated February 28, 2013, for Dreyfus/Standish Global Fixed Income Fund, a series of Dreyfus Investment Funds, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

KPMG LLP/s/

June 26, 2013